Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of British Telecommunications plc of our report dated 23 May 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in British Telecommunications plc’s Annual Report on Form 20-F for the year ended 31 March 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

London, United Kingdom

29 June 2018